PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
June 23, 2021

PVH CORP. UPDATES 2021 FULL YEAR OUTLOOK IN CONNECTION WITH ANNOUNCEMENT OF THE SALE OF ITS IZOD, VAN HEUSEN, ARROW AND GEOFFREY BEENE BRANDS TO AUTHENTIC BRANDS GROUP AND THE EXIT FROM ITS HERITAGE BRANDS BUSINESS

COMPANY ALSO INTENDS TO REINSTATE ITS CASH DIVIDEND

New York, New York - PVH Corp. [NYSE: PVH] announced today that it is updating its full year outlook in connection with its earlier announcement that it has entered into a definitive agreement to sell certain intellectual property and other assets of its Heritage Brands business to Authentic Brands Group (“ABG”) and will exit its Heritage Brands business. The cash purchase price for the transaction is approximately $220 million, subject to a customary adjustment. The transaction, which includes the IZOD, Van Heusen, ARROW and Geoffrey Beene brand trademarks and is expected to close in the third quarter of 2021, is subject to customary closing conditions, including regulatory approval. The Company intends to use the net proceeds from the transaction to repurchase shares of its common stock.

The Company also announced it intends to reinstate the dividend on its common stock.

Revenue Outlook
As a result of the transaction, the Company now projects that revenue for the full year 2021 will increase 22% to 24% (increase 19% to 21% on a constant currency basis) as compared to 2020. The Company’s prior guidance, which included the full year revenue attributable to the assets being sold, was a projected increase in full year 2021 revenue of 24% to 26% (increase of 21% to 23% on a constant currency basis) as compared to 2020.

The Company reiterates its guidance for the second quarter of 2021 of an increase of 34% to 36% (increase of 29% to 31% on a constant currency basis) compared to the prior year period.

Earnings Outlook
•GAAP Basis: The Company now is projecting earnings per share on a GAAP basis for the full year 2021 of approximately $6.60. The projected full year 2021 earnings per share on a GAAP basis includes an estimated pre-tax net gain of approximately $100 million as a result of the transaction, as well as the estimated tax effect of the net gain and the other amounts for the period described below under the heading “Non-GAAP Exclusions.” Earnings per share on a non-GAAP basis, as discussed below, excludes these amounts. The Company’s prior guidance for the full year 2021 earnings per share on a GAAP basis was approximately $5.50.

The Company’s projected earnings per share on a GAAP basis of $0.79 to $0.82 for the second quarter of 2021 is unchanged.

The Company’s projected effective tax rate on a GAAP basis of 17.5% to 19% for the full year 2021 and 44% to 46% for the second quarter of 2021 is unchanged.

•Non-GAAP Basis: While the Company expects the transaction to be slightly dilutive to its 2021 earnings per share on a non-GAAP basis, the Company reiterates its earnings per share on a non-GAAP basis guidance of approximately $6.50 for the full year 2021 and $1.15 to $1.18 for the second quarter of 2021.

The Company’s projected effective tax rate on a non-GAAP basis of 17.5% to 19% for the full year 2021 and 36% to 38% for the second quarter of 2021 is unchanged.

Non-GAAP Exclusions:
The discussions in this release that refer to non-GAAP amounts exclude the following:

•Pre-tax costs of $70 million incurred and expected to be incurred in 2021 in connection with actions to streamline the Company’s organization through reductions in its workforce, primarily in certain international markets, and to reduce its real estate footprint, including reductions in office space and select store closures, consisting of noncash asset impairments, severance, and contract termination and other costs, of which $43 million was incurred in the first quarter and approximately $15 million is expected to be incurred in the second quarter.
•Pre-tax costs of $21 million incurred and expected to be incurred in 2021 in connection with the exit from the Heritage Brands Retail business announced in July 2020 and expected to be completed by mid-2021, consisting of severance and other termination benefits, accelerated amortization of lease assets and contract termination and other costs, of which $8 million was incurred in the first quarter and approximately $13 million is expected to be incurred in the second quarter.
•A pre-tax net gain of approximately $100 million expected to be recorded in 2021 as a result of the sale of certain intellectual property and other assets of its Heritage Brands business to ABG as described above.
•The estimated tax effects associated with the above pre-tax items, which are based on the Company’s assessment of deductibility. In making this assessment, the Company evaluated each item that it had identified above as a non-GAAP exclusion to determine if such item is taxable or tax deductible, and if so, in what jurisdiction the tax expense or tax deduction would occur. All items above were identified as either primarily taxable or tax deductible, with the tax effect taken at the applicable income tax rate in the local jurisdiction, or as non-taxable or non-deductible, in which case the Company assumed no tax effect.

As a supplement to the Company’s GAAP results, the Company presents constant currency revenue information, which is a non-GAAP financial measure. The Company presents results in this manner because it is a global company that transacts business in multiple currencies but reports financial information in U.S. dollars. Foreign currency exchange rate fluctuations affect the amounts reported by the Company in U.S. dollars with respect to its foreign revenues. Exchange rate fluctuations can have a significant effect on reported revenues. The Company believes presenting constant currency revenue information provides useful information to investors, as it provides information to assess how its businesses performed excluding the effects of changes in foreign currency exchange rates and assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.

The Company calculates constant currency revenue information by translating its foreign revenues for the relevant period into U.S. dollars at the average exchange rates in effect during the comparable prior year period (rather than at the actual exchange rates in effect during the relevant period).

Constant currency performance should be viewed in addition to, and not in lieu of or as superior to, the Company’s operating performance calculated in accordance with GAAP. The constant currency revenue information presented may not be comparable to similarly described measures reported by other companies.

Please see section entitled “Full Year Reconciliations of GAAP to Non-GAAP Amounts” later in this release for reconciliations of GAAP to non-GAAP amounts.

Contact:       Dana Perlman
(212) 381-3502
investorrelations@pvh.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s future revenue, earnings, plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the regulatory approval required for the Company’s proposed sale of certain intellectual property and other assets of its Heritage Brands business is not obtained or is obtained subject to conditions that are not anticipated; (iii) that other conditions to the closing of the transaction are not satisfied and the transaction is not completed; (iv) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (v) uncertainties as to the timing of the transaction; (vi) unexpected costs, charges or expenses resulting from the transaction; (vii) the Company’s ability to realize anticipated benefits and savings from restructuring and similar plans, such as the workforce reductions in North America and certain international markets, the exit from the Heritage Brands Retail business by mid-2021 and the reductions in its office and store real estate footprint, all as previously announced; (viii) the Company may be considered to be highly leveraged and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (ix) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores and its directly operated digital commerce sites, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors, consumer sentiment and other factors; (x) the Company’s ability to manage its growth and inventory; (xi) quota restrictions, the imposition of safeguard controls and the imposition of new or increased duties or tariffs on goods from the countries where the Company or its licensees produce goods under its trademarks, any of which, among other things, could limit the ability to produce products in cost-effective countries, or in countries that have the labor and technical expertise needed, or require the Company to absorb costs or try to pass costs onto consumers, which could materially impact the Company’s revenue and profitability; (xii) the availability and cost of raw materials; (xiii) the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced); (xiv) the regulation or prohibition of the transaction of business with specific individuals or entities and their affiliates or goods manufactured in (or containing raw materials or components from) certain regions, such as the listing of a person or entity as a Specially Designated National or Blocked Person by the U.S. Department of the Treasury’s Office of Foreign Assets Control and the issuance of Withhold Release Orders by the U.S. Customs and Border Patrol; (xv) changes in available factory and shipping capacity, wage and shipping cost escalation, civil conflict, war or terrorist acts, the threat of any of the foregoing, or political or labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (xvi) disease epidemics and health-related concerns, such as the ongoing COVID-19 pandemic, which could result in (and, in the case of the COVID-19 pandemic, has resulted in some of the following) supply-chain disruptions due to closed factories, reduced workforces and production capacity, scarcity of raw materials and scrutiny or embargoing of goods produced in affected areas, closed stores, reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure, or governments implement mandatory business closures, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result (or, with respect to the COVID-19 pandemic, could continue to result) in noncash impairments of the Company’s goodwill and other intangible assets, operating lease right-of-use assets, and property, plant and equipment; (xvii) acquisitions and divestitures and issues arising with acquisitions, divestitures and proposed transactions, including, without limitation, the ability to integrate an acquired entity or business into the Company with no substantial adverse effect on the acquired entity’s, the acquired business’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance, and the ability to operate effectively and profitably the Company’s continuing businesses after the sale or other disposal of a subsidiary, business or the assets thereof; (xviii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; (xix) significant fluctuations of the U.S. dollar against foreign currencies in which the Company transacts significant levels of business; (xx) the Company’s retirement plan expenses recorded throughout the year are calculated using actuarial valuations that incorporate assumptions and estimates about financial market, economic and demographic conditions, and differences between estimated and actual results give rise to gains and losses, which can be significant, that are recorded immediately in earnings, generally in the fourth quarter of the year; (xxi) the impact of new and revised tax legislation and regulations; and (xxii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).

This press release includes certain non-GAAP financial measures, as defined under SEC rules. Reconciliations of these measures are included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this release, which is available on the Company’s website at www.PVH.com and on the SEC’s website at www.sec.gov.

Revenue and earnings per share guidance in this release speaks as of June 23, 2021, the date on which it was made. The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or earnings, whether as a result of the receipt of new information, future events or otherwise.

PVH CORP.
Full Year Reconciliations of GAAP to Non-GAAP Amounts

The Company is presenting its 2021 estimated results on a non-GAAP basis by excluding (i) the costs incurred and expected to be incurred in connection with the exit from the Heritage Brands Retail business; (ii) the costs incurred and expected to be incurred in connection with actions announced in March 2021 to streamline its organization through reductions in its workforce, primarily in certain international markets, and to reduce its real estate footprint, including reductions in office space and select store closures; (iii) the net gain expected to be recorded as a result of the sale of certain intellectual property and other assets of its Heritage Brands business to ABG; and (iv) the estimated tax effects associated with the foregoing pre-tax items. The Company has provided the reconciliations set forth below to present its estimates on a GAAP basis and excluding the foregoing amounts. The previous 2021 net income per common share guidance as provided in the Company’s 2021 first quarter earnings press release issued on June 2, 2021 and set forth below, presented on both a GAAP and non-GAAP basis, is no longer valid and presented only for informational purposes.

The 2021 estimated results are presented on both a GAAP and non-GAAP basis. The Company believes presenting these results on a non-GAAP basis provides useful additional information to investors. The Company excludes such amounts that it deems to be non-recurring or non-operational and believes that excluding them (i) facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company, and (ii) assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s results excluding the items described above are also the basis for certain incentive compensation calculations. The non-GAAP measures should be viewed in addition to, and not in lieu of or superior to, the Company’s operating performance measures calculated in accordance with GAAP. The information presented on a non-GAAP basis may not be comparable to similarly titled measures reported by other companies.

The estimated tax effects associated with the above pre-tax items are based on the Company’s assessment of deductibility. In making this assessment, the Company evaluated each pre-tax item identified above as a non-GAAP exclusion to determine if such item is taxable or tax deductible, and, if so, in what jurisdiction the tax expense or tax deduction would occur. All of the pre-tax items identified as non-GAAP exclusions were identified as either primarily taxable or tax deductible, with the tax effect taken at the applicable income tax rate in the local jurisdiction, or as non-taxable or non-deductible, in which case the Company assumed no tax effect.

2021 Net Income Per Common Share Reconciliations

	Current Guidance	Previous Guidance (superseded)
	Full Year 2021 (Estimated)	Full Year 2021 (Estimated)

GAAP net income per common share attributable to PVH Corp.	Approximately $6.60	Approximately $5.50
Estimated per common share impact of items identified as non-GAAP exclusions	$0.10	$(1.00)
Net income per common share attributable to PVH Corp. on a non-GAAP basis	Approximately $6.50	Approximately $6.50

PVH CORP.
Full Year Reconciliations of GAAP to Non-GAAP Amounts (continued)

The GAAP net income per common share attributable to PVH Corp. amounts presented in the above table, as well as the amounts excluded in providing non-GAAP earnings guidance, would be expected to change as a result of (i) acquisition, restructuring, divestment or similar transactions or activities, (ii) the timing and strategy of restructuring and integration initiatives or other one-time events, if any, that the Company engages in or suffers during the period, (iii) any market or other changes affecting the Company’s expected actuarial gain or loss on retirement plans, including the recent volatility in the financial markets due, in part, to the COVID-19 pandemic, (iv) changes in the expected impacts of the COVID-19 pandemic on our business, including new store closures, new lockdowns or extensions of current lockdowns or other implications of the pandemic subsequent to issuance of this press release, (v) greater supply chain disruptions beyond delays of approximately four to six weeks on average for certain inventory orders, or (vi) any discrete tax events including changes in tax rates or tax law and events arising from audits or the resolution of uncertain tax positions. Other than the sale of certain intellectual property and other assets of its Heritage Brands business to ABG, the Company has no current understanding or agreement regarding any such transaction or definitive plans regarding any such activity identified in clause (i) or (ii) that has not been announced or completed.

2021 Constant Currency Revenue Reconciliations

	Current Guidance	Previous Guidance (superseded)
	Full Year 2021 (Estimated)	Full Year 2021 (Estimated)

GAAP revenue increase	22% to 24%	24% to 26%
Positive impact of foreign exchange	3%	3%
Non-GAAP revenue increase on a constant currency basis	19% to 21%	21% to 23%

As a supplement to the Company’s GAAP results, the Company presents constant currency revenue information, which is a non-GAAP financial measure. The Company presents results in this manner because it is a global company that transacts business in multiple currencies but reports financial information in U.S. dollars. Foreign currency exchange rate fluctuations affect the amounts reported by the Company in U.S. dollars with respect to its foreign revenues. Exchange rate fluctuations can have a significant effect on reported revenues. The Company believes presenting constant currency revenue information provides useful information to investors, as it provides information to assess how its businesses performed excluding the effects of changes in foreign currency exchange rates and assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.

The Company calculates constant currency revenue information by translating its foreign revenues for the relevant period into U.S. dollars at the average exchange rates in effect during the comparable prior year period (rather than at the actual exchange rates in effect during the relevant period).

Constant currency performance should be viewed in addition to, and not in lieu of or as superior to, the Company’s operating performance calculated in accordance with GAAP. The constant currency revenue information presented may not be comparable to similarly described measures reported by other companies.